LETTER OF TRANSMITTAL
    (TO ACCOMPANY CERTIFICATES OF COMMON STOCK OF NORWICH FINANCIAL CORP.)
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                 NAME AND ADDRESS OF REGISTERED HOLDERS                           CERTIFICATES SURRENDERED
                                                                       CERTIFICATE NUMBER         NUMBER OF SHARES



                                                                         TOTAL SHARES
   If additional space is required for Certificate information, please attach  a separate sheet.
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SEND THIS LETTER OF TRANSMITTAL AND ALL NORWICH CERTIFICATES LISTED ABOVE TO
CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (THE "EXCHANGE AGENT"), AT ONE OF THE
ADDRESSES INDICATED BELOW:

          FOR ASSISTANCE, CALL THE EXCHANGE AGENT AT 1-800-777-3674
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By Hand:                                    BY MAIL:                                    OVERNIGHT DELIVERY
120 Broadway                                P. O. Box 3301                              85 Challenger Road Mail Drop-Reorg
13th Floor                                  South Hackensack, NJ 07606                  Ridgefield Park, NJ 07660
New York, NY 10271                                                                      ATTN:  REORGANIZATION DEPT.
ATTN:  REORGANIZATION DEPT.
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                                 GENTLEMEN:
The undersigned, as the registered owner(s) of shares of  norwich financial
Corp. ("norwich") common stock, hereby surrenders the above-described
Certificate(s) of norwich ("norwich certificates") in exchange for the
Consideration, in the form of cash or shares of people's bank ("people's)
Common stock, into which said shares of norwich will be automatically converted
Pursuant to the agreement and plan of  merger among norwich, the norwich
Savings society, and  people's (the "agreement").  All norwich certificates
Will be returned to you if the merger does not occur for any reason.

The undersigned represents that he has full power and authority to exchange the Shares evidenced by the certificate(s) described above, and that he has good And unencumbered title thereto and acknowledges that the exchange agent and People's are relying upon this representation in acting pursuant hereto. The Undersigned, for himself and his successors, assigns and legal representatives, Hereby irrevocably appoints the exchange agent, as agent of the undersigned, to Effect the exchange contemplated by this letter. The undersigned shall upon Request execute any additional documents, necessary or desirable to properly Complete the exchange. Subject to the terms of the agreement and this letter, The exchange agent shall have reasonable discretion to determine whether any Election, revocation or change has been properly or timely made and to Disregard immaterial defects in this letter, and any good faith decision of the Exchange agent regarding such matters shall be binding and conclusive. Neither The exchange agent nor people's has any duty to notify the undersigned as to Any defect in this letter or the election made herein.

ELECTION PRIVILEGE: This Election Privilege will be effective only if this Letter is received by the Exchange Agent by 5:00 PM, Eastern time, on February 17, 1998 (the "Election Deadline"). If this Letter is received after the Election Deadline, you will be treated as having made No Election before the Election Deadline. Notwithstanding an effective election hereunder, shareholders will be entitled to receive only cash or People's Common Stock, or a combination of cash and People's Common Stock, depending upon the results of the accepted elections and the allocation process established in the Agreement.

(CHECK ONE BOX ONLY. IF YOU CHECK MORE THAN ONE BOX, OR DO NOT CHECK ANY BOX, YOU WILL BE DEEMED TO HAVE MADE AN INVALID ELECTION, AND WILL BE TREATED THE SAME AS THOSE SHAREHOLDERS WHO MAKE NO ELECTION BEFORE THE ELECTION DEADLINE.)

   1.  STOCK CONSIDERATION:  I elect to receive People's Common Stock for
   ALL of the shares of Norwich represented by this Letter, at a rate equal to the Per Share Stock Consideration (Exchange Ratio) determined pursuant to the Agreement.

   2. CASH CONSIDERATION. I elect to receive cash for ALL of the shares of Norwich represented by this Letter, at a rate equal to the Per Share Cash Consideration as determined pursuant to the Agreement.

   3. NO ELECTION. I do not wish to make an election, and I understand that I WILL BE TREATED THE SAME AS THOSE SHAREHOLDERS WHO MAKE NO ELECTION BEFORE THE ELECTION DEADLINE.

I (We) understand that any cash to be paid and/or certificates for shares of People's Common Stock to be issued in exchange for the undersigned's shares of Norwich Common Stock will be sent to the registered owner(s) of such shares at the address for such owner as shown on the stock records of Norwich, unless the alternative instructions below are completed.

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SPECIAL ISSUANCE INSTRUCTIONS                                               SPECIAL DELIVERY INSTRUCTIONS
to be completed ONLY if the certificate and/or check is                     To be completed ONLY if the certificate and/or check
to be issued  and mailed to other than the Registered                       is to be mailed to other than the Registered Holder(s)
Holder(s) as described above.  See instructions on                          as described above.
reverse side regarding signature guarantees.
                                                                            Mail the certificate and/or check to:
Issue and mail the certificate and/or check to:
Name:                                                                       Name:
Address:                                                                    Address:


         (Social Security or Tax Identification Number)
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I HAVE LOST MY NORWICH CERTIFICATE(S) FOR              shares and require
assistance with respect to obtaining a replacement certificate. I understand that an indemnity and surety bond will be required.

                                          Very truly yours,
(X)                                Dated:

(X)                                Phone:
                    (Signature of registered holder(s))
                        PLEASE SIGN AND DATE ABOVE
Must be signed by registered holder(s) exactly as name(s) appears on the Norwich Certificate(s), or the authorized representative of such registered holder(s), or by person(s) to whom payment is to be made or in whose name the new certificate(s) is to be issued.
                 PLEASE REFER TO INSTRUCTIONS ON REVERSE SIDE
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                                INSTRUCTIONS

LETTER OF TRANSMITTAL: This Letter must be signed, dated and completed in its entirety including the certificate number(s) and number of shares of NORWICH FINANCIAL CORP. (" NORWICH"), and must be accompanied by all Norwich Certificates so listed.

SIGNATURE: This Letter must be signed by or on behalf of the registered owner(s) of the surrendered Norwich Certificate(s). In the case of joint tenants, both must sign. When signing as agent, attorney, administrator, executor, guardian, trustee or in any other fiduciary or other capacity or as an officer of a corporation on behalf of the corporation, please give full title as such and evidence of authority.

ENDORSEMENT OF CERTIFICATES; TRANSFER TAXES: Do not endorse the Norwich Certificates if the cash payment is to be made, or the People's Bank ("People's") Common Stock certificate is to be issued in the name of the registered holder(s). If payment is to be made to, or the People's Common Stock certificate is to be issued in the name of, someone other than the registered holder(s), the registered holder(s) must duly endorse the Norwich Certificate(s) to the person(s) to whom payment is to be made or in whose name the issuance is to be made. If the Norwich Certificate(s) are not so endorsed, they must be accompanied by an appropriately completed and signed stock power. The signature(s) of the registered holder(s) endorsing the Norwich Certificate(s) or signing the stock power must be guaranteed by a Member of an Approved Signature Guarantee Medallion Program. If said endorsement or stock power is executed by an attorney, administrator, executor, trustee or guardian or anyone acting in a fiduciary capacity, or by an officer of a corporation, the person executing such endorsement must give his full title in such capacity, and evidence of authority satisfactory to the Exchange Agent must be forwarded with the Norwich Certificate(s). In addition, any requisite stock transfer tax stamps must be affixed to the Norwich Certificate(s) being submitted, or funds must be provided for their purchase. If any transfer or other taxes become payable by reason of the payment of cash or issuance of shares of People's Common Stock in any name other than that of the record holder(s), no cash will be paid or People's Common Stock certificates issued unless the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such transferee) shall have been delivered to the Exchange Agent or satisfactory evidence of payment of such taxes or exemption therefrom shall have been supplied.

REVOCATION OR CHANGE OF ELECTION: You may change or revoke the choice made by you in the Election Privilege section of this Letter by notifying the Exchange Agent, in writing, of such change or revocation at any time prior to the Election Deadline. Any change or revocation must be made with respect to all Norwich Certificates represented by the Letter in which the initial election was made, or it will be disregarded. If you properly revoke a previously made election and if you so request in writing, the Exchange Agent will return to you all Norwich Certificates representing shares of Norwich Common Stock that are affected by such revocation.

DELIVERY OF CERTIFICATES:
      SEND THIS LETTER OF TRANSMITTAL AND ALL NORWICH CERTIFICATES LISTED ABOVE
TO  CHASEMELLON SHAREHOLDER SERVICES, L.L.C., AT ONE OF THE ADDRESSES INDICATED
BELOW:
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BY HAND:                                    BY MAIL:                                    OVERNIGHT DELIVERY
120 Broadway                                P. O. Box 3301                              85 Challenger Road Mail Drop-Reorg
13th Floor                                  South Hackensack, NJ 07606                  Ridgefield Park, NJ 07660
New York, NY 10271                                                                      ATTN:  REORGANIZATION DEPT.
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       The method of delivery of the Norwich Certificates is at the option and the risk of the holder.  CERTIFIED OR REGISTERED MAIL, PROPERLY INSURED, IS
SUGGESTED.  Delivery shall be effected, and risk of loss and title to the
Norwich Certificates shall pass, only upon proper delivery of the Norwich
Certificates to the Exchange Agent.

                         IMPORTANT TAX INFORMATION

    Under federal income tax law, a stockholder whose Norwich Common Stock is exchanged is required by law to provide the Exchange Agent with his correct taxpayer identification number on Substitute Form W-9 below. If such stockholder is an individual, the taxpayer identification number is his social security number. If the Exchange Agent is not provided with the correct taxpayer identification number, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such stockholder with respect to People's Common Stock may be subject to backup withholding.

    Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. (In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent.)

    If backup withholding applies, the Exchange Agent is required to withhold 31% of any such payments made to the stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

    WHAT NUMBER TO GIVE THE EXCHANGE AGENT: The stockholder is required to supply the Social Security number or taxpayer identification number of persons to whom checks are issued or in whose name(s) new certificates will be issued.

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     PAYERS NAME                         CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

      SUBSTITUTE FORM W-9 DEPARTMENT OF THE TREASURY, INTERNAL REVENUE SERVICE  PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION
       NUMBER (TIN).

      PART 1. PLEASE PROVIDE YOUR TIN IN THE                           Enter your Social Security or Employer ID number here:
              BOX AT RIGHT AND CERTIFY BY SIGNING
              AND DATING BELOW.

      Part 2:  Check this box if you are NOT subject to backup withholding under the provisions of section
               3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue
               Service has notified you that you are no longer subject to backup withholding.

      Part 3:  Check here, if awaiting TIN.

      CERTIFICATION - UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND
      COMPLETE.


                  SIGNATURE                                              DATE
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